For Immediate Release

Contacts:	Mark Dickens, Public Relations
404-828-7593
Andy Dolny, Investor Relations
404-828-8901

UPS ACHIEVES RECORD EARNINGS PER SHARE

2012 Free Cash Flow $5.4 Billion;
Expects 2013 EPS growth 6-to-12%; $4 Billion in Share Repurchases

ATLANTA, Jan. 31, 2013 - UPS (NYSE:UPS) today announced record 2012 fourth quarter and full year adjusted diluted earnings per share of $1.32 and $4.53 respectively, with the U.S. Domestic segment leading the way. The company generated annual free cash flow of approximately $5.4 billion, a testament to operations execution and the emphasis UPS places on capital efficiency. UPS estimates that Hurricane Sandy reduced earnings per share by approximately $0.05.

UPS recorded a fourth quarter mark-to-market, non-cash, after-tax charge of $3.0 billion for its company-sponsored pension and post-retirement benefit plans. Although the plans exceeded their expected rate of return, these incremental gains were more than offset by a 120 basis point decline in year-end discount rates. As a result, on a GAAP basis, diluted earnings per share for the quarter fell to a loss of $1.83. For the full year, reported diluted earnings per share were $0.83. This adjustment does not affect cash flow, required pension funding or benefits paid to plan participants.

“2012 presented its challenges, most notably weak global trade. Nonetheless, UPS executed well, delivering superior service to customers,” said Scott Davis, UPS Chairman and CEO. “Despite modest macro growth expectations for 2013 and uncertainty in the U.S. caused by the lack of progress in Washington, the UPS business model will deliver consistent results, with operating profit growth in all segments.”

UPS expects full year earnings per share to be within a range of $4.80 - $5.06, an increase of 6-to-12% compared to 2012 adjusted results. The company also raised guidance for 2013 share repurchases from $1.5 billion to $4.0 billion.

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		Adjusted		Adjusted
Consolidated Results	4Q 2012	4Q 2012	4Q 2011	4Q 2011
Revenue	$14.57 B		$14.17 B
Operating profit (loss)	$(2.78 B)	$2.05 B	$1.20 B	$2.02 B
Operating margin	(19.1)%	14.1%	8.4%	14.3%
Average volume per day	18.8 M		18.3 M
Diluted earnings (loss) per share	$(1.83)	$1.32	$0.74	$1.28

During the year, UPS delivered more than four billion packages. For the quarter, it delivered 18.8 million pieces per day, an increase of 2.9% over the prior-year period.

Overall consumer spending for holiday shopping fell slightly below expectations, however; UPS still delivered more than 500 million packages, including almost 28 million on its peak day, both new records.

Cash Position

For the year ending Dec. 31, UPS generated $5.4 billion in free cash flow after capital expenditures of $2.2 billion. UPS repurchased 21.8 million shares for approximately $1.6 billion and paid dividends totaling $2.1 billion, up 9.6% per share.

		Adjusted		Adjusted
U.S. Domestic Package	4Q 2012	4Q 2012	4Q 2011	4Q 2011
Revenue	$8.93 B		$8.67 B
Operating profit (loss)	$(1.80 B)	$1.38 B	$0.84 B	$1.32 B
Operating margin	(20.1)%	15.4%	9.7%	15.2%
Average volume per day	16.2 M		15.7 M

As on-line retailers continue to rely on UPS to serve their customers, daily package volume was up 3.0%, led by 7.7% growth in UPS Next Day Air®, while ground improved 3.0%.

On an adjusted basis, operating profit increased $58 million or 4.4%, and operating margin expanded to 15.4%, despite challenges created by Hurricane Sandy. Revenue grew 3.0% and revenue per piece increased 1.7%, driven by base rate improvements in both ground and air products.

As a result of the pension mark-to-market adjustment, the segment reported an operating loss of $1.8 billion, on a U.S. GAAP basis.

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This holiday season, the B2C market took advantage of the unique consumer experience offered by UPS My Choice. Reflecting its popularity, subscribers have grown to almost 2.5 million. This innovative service reduces missed deliveries to customers and lowers UPS operating costs.

		Adjusted		Adjusted
International Package	4Q 2012	4Q 2012	4Q 2011	4Q 2011
Revenue	$3.20 B		$3.15 B
Operating profit (loss)	$(442 M)	$499 M	$334 M	$505 M
Operating margin	(13.8)%	15.6%	10.6%	16.0%
Average volume per day	2.7 M		2.6 M

Strong demand for UPS products in Asia and Europe led to a 5.5% increase in average daily export volume, increasing revenue to $3.2 billion.

Adjusted operating profit was $499 million, down slightly, as customer and product mix changes drove a 3.5% decline in export yields, on a currency neutral basis. Adjusted operating margin of 15.6% remains industry leading.

As a result of the pension mark-to-market adjustment, the segment reported an operating loss of $442 million, on a U.S. GAAP basis.

Earlier this month, UPS announced a new express air freight service, UPS Worldwide Express Freight™, for urgent, time-sensitive and high-value international heavyweight shipments. This new service is an extension of the UPS Worldwide Express package portfolio and offers customers a seamless experience between shipping express package and express freight.

		Adjusted		Adjusted
Supply Chain & Freight	4Q 2012	4Q 2012	4Q 2011	4Q 2011
Revenue	$2.44 B		$2.34 B
Operating profit (loss)	$(541 M)	$172 M	$22 M	$199 M
Operating margin	(22.2)%	7.1%	0.9%	8.5%

Revenue in the Supply Chain & Freight segment increased $94 million or 4.0% compared with the fourth quarter of 2011. Adjusted operating profit was $172 million.

As a result of the pension mark-to-market adjustment, the segment reported an operating loss of $541 million, on a U.S. GAAP basis.

The Freight Forwarding unit experienced revenue improvement on strong tonnage increases in international air freight. Operating margin was negatively impacted by an increase in purchased transportation rates on Asia outbound freight during a period of accelerated demand in the market.

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The Distribution business unit achieved revenue growth of more than 10% as UPS continued to meet customers' needs for optimal supply chain management and value added services. Although operating margin was still strong, it declined due to investments in technology and new facilities to support the Healthcare and High Tech industries.

UPS Freight revenue increased 6.2% with LTL gross weight hauled up 4.9% and LTL revenue per hundredweight up 1.5%.

During the quarter, UPS launched an innovative ocean and air freight forwarding technology platform, UPS Order Watch, enhancing the UPS Supplier Management product with cloud-based capabilities that allow customers to more efficiently manage their international inbound supply chains.

Outlook

“UPS delivered its best ever adjusted earnings per share with strong free cash flow, even in the midst of weaker than expected global economic conditions in 2012,” said Kurt Kuehn, UPS chief financial officer. “Economic growth for 2013 is expected to be below long-term trends. Despite $350 million in headwinds from unfavorable foreign exchange comparisons and increased pension expense, UPS anticipates full year diluted earnings per share to increase 6% to 12% over 2012 adjusted results.

“Free cash flow remains a UPS hallmark, creating opportunities for significant distributions to shareholders,” Kuehn added. “Based on our strong financial position, UPS has increased expected share repurchases for 2013 from $1.5 billion to $4.0 billion.”

UPS (NYSE:UPS) is a global leader in logistics, offering a broad range of solutions including the transportation of packages and freight; the facilitation of international trade, and the deployment of advanced technology to more efficiently manage the world of business.  Headquartered in Atlanta, UPS serves more than 220 countries and territories worldwide.  The company can be found on the Web at UPS.com and its corporate blog can be found at blog.ups.com.  To get UPS news direct, visit pressroom.ups.com/RSS.

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EDITOR'S NOTE:
UPS Chairman and CEO Scott Davis and CFO Kurt Kuehn will discuss fourth quarter results with investors and analysts during a conference call at 8:30 a.m. EDT today. That call is open to listeners through a live Webcast. To access the call, go to www.investors.ups.com and click on “Earnings Webcast.”
UPS routinely posts investor announcements on its web site --www.investors.ups.com -- and encourages those interested in the company to check there frequently.

We supplement the reporting of our financial information determined under generally accepted accounting principles ("GAAP") with certain non-GAAP financial measures, including, as applicable, "as adjusted" operating profit, operating margin, pre-tax income, net income and earnings per share. The equivalent measures determined in accordance with GAAP are also referred to as "reported" or "unadjusted.” We believe that these adjusted measures provide meaningful information to assist investors and analysts in understanding our financial results and assessing our prospects for future performance. We believe these adjusted financial measures are important indicators of our recurring operations because they exclude items that may not be indicative of, or are unrelated to, our core operating results, and provide a better baseline for analyzing trends in our underlying businesses. Furthermore, we use these adjusted financial measures to determine awards for our management personnel under our incentive compensation plans.
We supplemented the presentation of our fourth quarter and year-to-date 2012 and 2011 operating profit, operating margin, pre-tax income, net income and earnings per share with similar measures that excluded the impact of certain transactions. During 2012, these items included the impact of mark-to-market adjustments for pension expense recognized outside of a 10% corridor ($4.831 billion pre-tax charge) and the establishment of a withdrawal liability related to the New England Teamsters and Trucking Industry Pension Fund ($896 million pre-tax charge) . In 2011, these items included the impact of certain real estate transactions ($33 million pre-tax gains) and mark-to-market adjustments for pension expense recognized outside of a 10% corridor ($827 million pre-tax charge). We believe these adjusted measures better enable shareowners to focus on period-over-period operating performance.
Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names. These adjusted financial measures should not be considered in isolation or as a substitute for GAAP operating profit, operating margin, net income and earnings per share, the most directly comparable GAAP financial measures. These non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the preceding reconciliations to corresponding GAAP financial measures, provide a more complete understanding of our business. We strongly encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.
Except for historical information contained herein, the statements made in this release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements, including statements regarding the intent, belief or current expectations of UPS and its management regarding the company's strategic directions, prospects and future results, involve certain risks and uncertainties. Certain factors may cause actual results to differ materially from those contained in the forward-looking statements, including economic and other conditions in the markets in which we operate, governmental regulations, our competitive environment, strikes, work stoppages and slowdowns, changes in aviation and motor fuel prices, cyclical and seasonal fluctuations in our operating results, and other risks discussed in the company's Form 10-K and other filings with the Securities and Exchange Commission, which discussions are incorporated herein by reference.

United Parcel Service, Inc.
Selected Financial Data - Fourth Quarter
(unaudited)

	Three Months Ended
	December 31,		Change
	2012	2011	$	%
(amounts in millions, except per share data)
Statement of Income Data:
Revenue:
U.S. Domestic Package	$8,933	$8,670	$263	3.0%
International Package	3,201	3,153	48	1.5%
Supply Chain & Freight	2,437	2,343	94	4.0%
Total revenue	14,571	14,166	405	2.9%

Operating expenses:
Compensation and benefits	11,943	7,730	4,213	54.5%
Other	5,410	5,239	171	3.3%
Total operating expenses	17,353	12,969	4,384	33.8%

Operating profit (loss):
U.S. Domestic Package	(1,799)	841	(2,640)	N/A
International Package	(442)	334	(776)	N/A
Supply Chain & Freight	(541)	22	(563)	N/A
Total operating profit (loss)	(2,782)	1,197	(3,979)	N/A

Other income (expense):
Investment income	6	8	(2)	(25.0)%
Interest expense	(109)	(96)	(13)	13.5%
Total other income (expense)	(103)	(88)	(15)	17.0%

Income (loss) before income taxes	(2,885)	1,109	(3,994)	N/A

Income tax expense (benefit)	(1,137)	384	(1,521)	N/A

Net income (loss)	$(1,748)	$725	$(2,473)	N/A

Net income (loss) as a percentage of revenue	(12.0)%	5.1%

Per share amounts
Basic earnings (loss) per share	$(1.83)	$0.75	$(2.58)	N/A
Diluted earnings (loss) per share	$(1.83)	$0.74	$(2.57)	N/A

Weighted-average shares outstanding
Basic	956	968	(12)	(1.2)%
Diluted	956	977	(21)	(2.1)%

As adjusted income data:
Operating profit:
U.S. Domestic Package (1)	$1,378	$1,320	$58	4.4%
International Package (1)	499	505	(6)	(1.2)%
Supply Chain & Freight (1)	172	199	(27)	(13.6)%
Total operating profit	2,049	2,024	25	1.2%

Income before income taxes (1)	$1,946	$1,936	$10	0.5%
Net income (2)	$1,275	$1,252	$23	1.8%

Basic earnings per share (2)	$1.33	$1.29	$0.04	3.1%
Diluted earnings per share (2)	$1.32	$1.28	$0.04	3.1%

(1) 2012 operating profit and consolidated income before income taxes exclude the impact of an increase in pension expense due to a mark-to-market loss recognized outside of a 10% corridor of $4.831 billion, allocated between the U.S. Domestic Package segment ($3.177 billion), International Package segment ($941 million), and Supply Chain & Freight segment ($713 million).

2011 operating profit and consolidated income before income taxes exclude the impact of an increase in pension expense due to a mark-to-market loss recognized outside of a 10% corridor of $827 million, allocated between the U.S. Domestic Package segment ($479 million), International Package segment ($171 million), and Supply Chain & Freight segment ($177 million).

(2) Fourth quarter 2012 and 2011 net income and earnings per share amounts exclude the impact of the pension mark-to-market adjustment described in (1), which decreased net income by $3.023 billion and $527 million, respectively. 4th quarter 2012 adjusted diluted earnings per share is based on weighted-average shares outstanding of 965 million.

Certain prior year amounts have been reclassified to conform to the current year presentation.

United Parcel Service, Inc.
Selected Operating Data - Fourth Quarter
(unaudited)

	Three Months Ended
	December 31,		Change
	2012	2011	$ / #	%

Revenue (in millions):
U.S. Domestic Package:
Next Day Air	$1,669	$1,584	$85	5.4%
Deferred	992	1,022	(30)	(2.9)%
Ground	6,272	6,064	208	3.4%
Total U.S. Domestic Package	8,933	8,670	263	3.0%
International Package:
Domestic	676	667	9	1.3%
Export	2,391	2,358	33	1.4%
Cargo	134	128	6	4.7%
Total International Package	3,201	3,153	48	1.5%
Supply Chain & Freight:
Forwarding and Logistics	1,623	1,583	40	2.5%
Freight	671	632	39	6.2%
Other	143	128	15	11.7%
Total Supply Chain & Freight	2,437	2,343	94	4.0%
Consolidated	$14,571	$14,166	$405	2.9%

Consolidated volume (in millions)	1,148	1,134	14	1.2%

Operating weekdays	61	62	(1)

Average Daily Package Volume (in thousands):
U.S. Domestic Package:
Next Day Air	1,405	1,305	100	7.7%
Deferred	1,296	1,314	(18)	(1.4)%
Ground	13,461	13,068	393	3.0%
Total U.S. Domestic Package	16,162	15,687	475	3.0%
International Package:
Domestic	1,559	1,559	—	—%
Export	1,100	1,043	57	5.5%
Total International Package	2,659	2,602	57	2.2%
Consolidated	18,821	18,289	532	2.9%

Average Revenue Per Piece:
U.S. Domestic Package:
Next Day Air	$19.47	$19.58	$(0.11)	(0.6)%
Deferred	12.55	12.54	0.01	0.1%
Ground	7.64	7.48	0.16	2.1%
Total U.S. Domestic Package	9.06	8.91	0.15	1.7%
International Package:
Domestic	7.11	6.90	0.21	3.0%
Export	35.63	36.46	(0.83)	(2.3)%
Total International Package	18.91	18.75	0.16	0.9%
Consolidated	$10.45	$10.31	$0.14	1.4%

Certain prior year amounts have been reclassified to conform to the current year presentation.

United Parcel Service, Inc.
Selected Financial Data - Year to Date
(unaudited)

	Twelve Months Ended
	December 31,		Change
	2012	2011	$	%
(amounts in millions, except per share data)
Statement of Income Data:
Revenue:
U.S. Domestic Package	$32,856	$31,717	$1,139	3.6%
International Package	12,124	12,249	(125)	(1.0)%
Supply Chain & Freight	9,147	9,139	8	0.1%
Total revenue	54,127	53,105	1,022	1.9%

Operating expenses:
Compensation and benefits	33,102	27,575	5,527	20.0%
Other	19,682	19,450	232	1.2%
Total operating expenses	52,784	47,025	5,759	12.2%

Operating profit:
U.S. Domestic Package	459	3,764	(3,305)	(87.8)%
International Package	869	1,709	(840)	(49.2)%
Supply Chain & Freight	15	607	(592)	(97.5)%
Total operating profit	1,343	6,080	(4,737)	(77.9)%

Other income (expense):
Investment income	24	44	(20)	(45.5)%
Interest expense	(393)	(348)	(45)	12.9%
Total other income (expense)	(369)	(304)	(65)	21.4%

Income before income taxes	974	5,776	(4,802)	(83.1)%

Income tax expense	167	1,972	(1,805)	(91.5)%

Net income	$807	$3,804	$(2,997)	(78.8)%

Net income as a percentage of revenue	1.5%	7.2%

Per share amounts
Basic earnings per share	$0.84	$3.88	$(3.04)	(78.4)%
Diluted earnings per share	$0.83	$3.84	$(3.01)	(78.4)%

Weighted-average shares outstanding
Basic	960	981	(21)	(2.1)%
Diluted	969	991	(22)	(2.2)%

As adjusted income data:
Operating profit:
U.S. Domestic Package (1)	$4,532	$4,258	$274	6.4%
International Package (1)	1,810	1,880	(70)	(3.7)%
Supply Chain & Freight (1)	728	736	(8)	(1.1)%
Total operating profit	7,070	6,874	196	2.9%

Income before income taxes (1)	$6,701	$6,570	$131	2.0%
Net income (2)	$4,389	$4,311	$78	1.8%

Basic earnings per share (2)	$4.57	$4.39	$0.18	4.1%
Diluted earnings per share (2)	$4.53	$4.35	$0.18	4.1%

(1) 2012 operating profit and consolidated income before income taxes exclude the impact of an increase in pension expense due to a mark-to-market loss recognized outside of a 10% corridor of $4.831 billion, allocated between the U.S. Domestic Package segment ($3.177 billion), International Package segment ($941 million), and Supply Chain & Freight segment ($713 million). 2012 also excludes an $896 million pre-tax charge from the withdrawal liability associated with restructuring a multiemployer pension plan in the U.S. Domestic Package segment.

2011 operating profit and consolidated income before income taxes exclude the impact of an increase in pension expense due to a mark-to-market loss recognized outside of a 10% corridor of $827 million, allocated between the U.S. Domestic Package segment ($479 million), International Package segment ($171 million), and Supply Chain & Freight segment ($177 million). 2011 operating profit and consolidated income before income taxes also excludes a $33 million gain on certain real estate transactions ($15 million loss in U.S. Domestic Package and a $48 million gain in Supply Chain & Freight).

(2) 2012 net income and earnings per share amounts exclude the after tax impact of the adjustments described in (1), which combined to a decrease in net income by $3.582 billion.

2011 net income and earnings per share amounts exclude the after tax impact of the adjustments described in (1), which combined to a decrease net income by $507 million.

Certain prior year amounts have been reclassified to conform to the current year presentation.

United Parcel Service, Inc.
Selected Operating Data - Year to Date
(unaudited)

	Twelve Months Ended
	December 31,		Change
	2012	2011	$ / #	%

Revenue (in millions):
U.S. Domestic Package:
Next Day Air	$6,412	$6,229	$183	2.9%
Deferred	3,392	3,299	93	2.8%
Ground	23,052	22,189	863	3.9%
Total U.S. Domestic Package	32,856	31,717	1,139	3.6%
International Package:
Domestic	2,531	2,628	(97)	(3.7)%
Export	9,033	9,056	(23)	(0.3)%
Cargo	560	565	(5)	(0.9)%
Total International Package	12,124	12,249	(125)	(1.0)%
Supply Chain & Freight:
Forwarding and Logistics	5,977	6,103	(126)	(2.1)%
Freight	2,640	2,563	77	3.0%
Other	530	473	57	12.1%
Total Supply Chain & Freight	9,147	9,139	8	0.1%
Consolidated	$54,127	$53,105	$1,022	1.9%

Consolidated volume (in millions)	4,107	4,013	94	2.3%

Operating weekdays	252	254	(2)

Average Daily Package Volume (in thousands):
U.S. Domestic Package:
Next Day Air	1,277	1,206	71	5.9%
Deferred	1,031	975	56	5.7%
Ground	11,588	11,230	358	3.2%
Total U.S. Domestic Package	13,896	13,411	485	3.6%
International Package:
Domestic	1,427	1,444	(17)	(1.2)%
Export	972	942	30	3.2%
Total International Package	2,399	2,386	13	0.5%
Consolidated	16,295	15,797	498	3.2%

Average Revenue Per Piece:
U.S. Domestic Package:
Next Day Air	$19.93	$20.33	$(0.40)	(2.0)%
Deferred	13.06	13.32	(0.26)	(2.0)%
Ground	7.89	7.78	0.11	1.4%
Total U.S. Domestic Package	9.38	9.31	0.07	0.8%
International Package:
Domestic	7.04	7.17	(0.13)	(1.8)%
Export	36.88	37.85	(0.97)	(2.6)%
Total International Package	19.13	19.28	(0.15)	(0.8)%
Consolidated	$10.82	$10.82	$—	—%

Certain prior year amounts have been reclassified to conform to the current year presentation.

United Parcel Service, Inc.
Reconciliation of Free Cash Flow
(unaudited)

Preliminary
Year-to-Date
(amounts in millions)	December 31,
Net cash from operations	$7,213
Capital expenditures	(2,153)
Proceeds from disposals of PP&E	95
Net change in finance receivables	101
Other investing activities	97
Free cash flow	$5,353

Amounts are subject to reclassification.